                                                                   Exhibit 23(b)


INDEPENDENT AUDITORS' CONSENT
-----------------------------


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-01831 of Commercial Federal Corporation on Form S-3 of our report dated August 23, 1996 (which expresses an unqualified opinion and includes an explanatory paragraph relating to a change in the method of accounting for mortgage servicing rights in fiscal year 1996 and a change in the method of accounting for income taxes, a change in the method of accounting for postretirement benefits, and a change in the method of accounting for intangible assets in fiscal year 1994), appearing in and incorporated by reference in the Annual Report on Form 10-K of Commercial Federal Corporation for the year ended June 30, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Omaha, Nebraska

November 14, 1996